EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SINO Payments, Inc. (the “Company”) on Form 10-Q for the quarter ended May 31, 2013, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Alex Chan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2014

/s/

Alex Chan

By:

Alex Chan

President Chief Financial Officer

Principal Financial and Accounting Officer)